RJR NABISCO HOLDINGS CORP.



            [___________] Series C Depositary Shares


                          Representing


               Series C Conversion Preferred Stock
                   (par value $.01 per share)











                     UNDERWRITING AGREEMENT















March __, 1994

                                   March __, 1994





Morgan Stanley & Co. Incorporated
Smith Barney Shearson Inc.
as Representatives of the
  Several Underwriters
c/o Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

          RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), proposes to issue up to _________ shares of its Series C Conversion Preferred Stock, par value $.01 per share (the "PERCS"), of which ________ PERCS would be issued in connection with the sale of the Firm Shares (as hereinafter defined) and up to _______ PERCS would be issued in connection with the sale of the Additional Shares (as hereinafter defined). The PERCS will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") to be issued by First Chicago Trust Company of New York, as depositary (the "Depositary"), under a Deposit Agreement dated as of March __, 1994 (the "Deposit Agreement") among the Company and the Depositary. Each Depositary Receipt will evidence one or more Series C Depositary Shares, and each Series C Depositary Share will represent one-___ of a PERCS.

          The PERCS will be converted by the Company into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company unless previously redeemed by the Company for shares of Common Stock.

          The Company proposes to sell to the several Underwriters named in Schedule I hereto __________ of the Series C Depositary Shares (the "Firm Shares"). The Company also proposes to sell to the several Underwriters not more than an additional ____________ of the Series C Depositary Shares (the "Additional Shares") if and to the extent that you, as Representatives of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Series C Depositary Shares granted to the Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Depositary Shares.

          The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement including a prospectus relating to the PERCS, the Depositary Shares and the

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

Common Stock. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the prospectus in the form first used to confirm sales of Depositary Shares is hereinafter referred to as the Prospectus (including, in case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).


                                I.

          The Company represents and warrants to each of the Underwriters that:

          (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (d) Each of RJR Nabisco, Inc. ("RJRN"), R.J. Reynolds Tobacco Company ("RJRT"), R.J. Reynolds Tobacco International, Inc., Nabisco, Inc. (collectively, the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (e) (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; (ii) except as set forth in the Prospectus and except for (A) the common stock of RJRT which is pledged pursuant to the RJRN Pledge Agreement dated May 13, 1992 (the "RJRN Pledge Agreement") between RJRN and Chemical Bank, as collateral agent (the "Collateral Agent"), and (B) the common stock of RJRN which is pledged pursuant to the Amended and Restated Parents Pledge Agreement dated as of February 9, 1989, as amended, and as amended and restated as of December 19, 1991 (the "Company Pledge Agreement") between the Company and the Collateral Agent, all of the outstanding capital stock of each of the Significant Subsidiaries is owned directly or indirectly by the Company free and clear of any security interest, claim, lien or other encumbrance or preemptive rights; and (iii) there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Significant Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

          (f) The PERCS, and the deposit of the PERCS by the Company in accordance with the Deposit Agreement, have been duly and validly authorized and, when the PERCS are issued and delivered as provided herein, and upon payment for the Depositary Shares and delivery of the Depositary Receipts in accordance with this Agreement, the PERCS will be validly issued, fully paid and non-assessable and will conform as to legal matters to the description of the PERCS contained in the Prospectus, and the issuance of the PERCS will not be subject to any preemptive or similar rights.

          (g) The shares of Common Stock initially issuable upon the mandatory conversion of the PERCS have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable and the issuance of such Common Stock will not be subject to any preemptive or similar rights.


          (h) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share, upon delivery of the Depositary Receipts in accordance with the provisions of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable PERCS, will represent an interest in one-tenth of a validly issued, outstanding, fully paid and non-assessable PERCS; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement and upon payment for the Depositary Shares and delivery of the Depositary Receipts in accordance with this Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

          (i) This Agreement has been duly authorized, executed and delivered by the Company.

          (j) The Deposit Agreement has been duly authorized, executed and delivered by the Company.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may have been obtained and such as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the offer and sale of the Depositary Shares.

          (l) There has not been any material adverse change, or any development involving a prospective material adverse change, in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).


          (m) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (o) Neither the Company nor RJRN is, or after giving effect to the offering and sale of the Depositary Shares will be, and neither the Company nor is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (p)  The Company has complied with all provisions of
     Section 517.075 Florida Statutes (Chapter 92-198, Laws of
     Florida).


                               II.


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

          The Company hereby agrees to sell to the several Underwriters named in Schedule I hereto, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite their names at $______ a share - the purchase price.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to ____________
Additional Shares at the purchase price.   Additional Shares may be
purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus, other than (i) the Depositary Shares to be sold hereunder, the PERCS and any shares of Common Stock issued upon conversion or redemption of the PERCS, (ii) upon conversion or exercise of securities, options or warrants outstanding prior to the date hereof, (iii) in connection with the 1990 Long Term Incentive Plan or any management equity or other employee compensation plan of the Company or its subsidiaries or (iv) in connection with the acquisition of or merger with any corporation or other entity or the acquisition of any assets or properties thereof.


                               III.

          The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Depositary Shares are to be offered to the public initially at $_____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in

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

excess of $______ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $______ a share, to any Underwriter or to certain other dealers.

                               IV.

          Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on March __, 1994, or at such other time on the same or such other date as shall be agreed upon in writing
by you and the Company.   The time and date of such payment are
hereinafter referred to as the Closing Date.

          Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date as shall be agreed upon in writing by you and the Company.
The time and date of such payment are hereinafter referred to as
the Option Closing Date.   The notice of the determination to
exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Depositary Receipts for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Depositary Receipts evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Depositary Shares to the Underwriters duly paid, against payment of the purchase price therefor.


                                 V.

          The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Depositary Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Company shall have performed all of its obligations to be performed hereunder on or prior to the Closing Date.

          (c) You shall have received on the Closing Date an opinion of Jo-Ann Ford, counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, provided that such counsel shall state that both you and she are justified in relying on such opinion);




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              (ii)  each of the Significant Subsidiaries has
          been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, provided that such counsel shall state that both you and she are justified in relying on such opinion);

             (iii) (1) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; (2) except as for (a) the common stock of RJRT which is pledged pursuant to the RJRN Pledge Agreement and
          (b) the common stock of RJRN which is pledged pursuant to the Company Pledge Agreement, all of the outstanding capital stock of each of the Significant Subsidiaries is owned directly or indirectly by the Company free and clear of any security interest, claim, lien or other encumbrance or preemptive rights; and (3) there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Significant Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options;

              (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v)  the Deposit Agreement has been duly
          authorized, executed and delivered by the Company;

              (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit


                                 9

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          Agreement will not contravene any provision of
          applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as have been obtained and such as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the offer and sale of the Depositary Shares by the Underwriters;

             (vii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required;

            (viii) the statements made in the Prospectus under the captions "Description of Capital Stock -- Common Stock," "Description of Capital Stock -- Series C PERCS", "Description of Capital Stock -- Other Preferred Stock", "Description of Capital Stock -- Certain Statutory and By-law Provisions" and "Description of Depositary Shares," insofar as such statements constitute a summary of the legal matters or documents referred to therein are accurate in all material respects; and

             (ix)  such counsel (1) is of the opinion that
          each document filed pursuant to the Exchange Act











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          and incorporated by reference in the Registration
          Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective contained, and as of the Closing Date, contains any untrue statement of a material fact or, when such part became effective, omitted or, as of the Closing Date, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company and of public officials and with respect to matters of New Jersey law, on a member of such counsel's legal staff admitted to practice in the State of New Jersey and may state that she expresses no opinion as to the laws of any jurisdiction other than the State of New York, the federal law of the United States and the Delaware General Corporation Law.

          With respect to paragraph (ix) above, such counsel may state that such counsel's opinion and belief are based upon such counsel's participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (d) You shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Company, dated the Closing Date, to the effect that:

              (i)  the PERCS, and the deposit of the PERCS
          by the Company in accordance with the Deposit
          Agreement, have been duly and validly authorized and, when the PERCS are issued and delivered as provided herein, and upon payment for the Depositary Shares and delivery of the Depositary
          Receipts in accordance with this Agreement, the PERCS will be validly issued, fully paid and non-assessable and the issuance of the PERCS is not subject to any preemptive or similar rights arising by operation of the certificate of incorporation of the Company or the Delaware
          General Corporation Law;

             (ii)  the shares of Common Stock initially
          issuable upon the mandatory conversion of the PERCS have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights arising by operation of the certificate of incorporation of the Company or the Delaware
          General Corporation Law;

            (iii) assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share, upon delivery of the Depositary Receipts in accordance with the provisions of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable PERCS, will represent an interest in one-tenth of a validly issued, outstanding, fully paid and non-assessable PERCS; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement and upon payment for the Depositary Shares and delivery of the Depositary Receipts in accordance with this Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement; and

             (iv)  the Registration Statement and the
          Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data therein, as to which such counsel need express no opinion), as of their respective effective dates or issue dates, as the case may be, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

          Such opinion shall also state that the discussion set forth under the captions, "Description of Depositary Shares -- Federal Income Tax Consequences" and "Federal Income Tax Considerations" in the Prospectus accurately reflect such counsel's views on the matters discussed therein and is based upon reasonable interpretations of existing law.

          In passing on the form of the Registration Statement and the Prospectus and each amendment and supplement thereto, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein other than as provided in clause (vii) above and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented, its investigations made in connection with the preparation thereof and its participation in conferences with certain officers and employees of the Company and its subsidiaries and with representatives of Deloitte & Touche and any others referred to in such opinion; subject to the same qualifications, such counsel shall also state that they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the Closing Date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company and of public officials and may state that they express no opinion as to the laws of any jurisdiction other than the State of New York, the federal law of the United States and the Delaware General Corporation Law.

          (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the

     Underwriters, dated the Closing Date, in form and substance satisfactory to you.

          The opinions of Jo-Ann Ford and Simpson Thacher &
     Bartlett described in paragraphs (c) and (d) above shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.
          (g) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

          (h) As of the Closing Date, the Depositary Shares and the shares of Common Stock initially issuable upon the conversion of the PERCS shall have been duly listed, subject to notice of issuance, on The New York Stock Exchange.

          (i) The agreements between you and certain limited partnerships pursuant to which each such partnership shall agree that, other than in connection with any merger involving the Company, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of [180] days after the date of the Prospectus shall be in full force and effect.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                              VI.

          In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and to each other Underwriter a copy of the Registration Statement (without exhibits but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

          (b) Prior to termination of the offering of the Depositary Shares pursuant to this Agreement before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object promptly after reasonable notice thereof; provided, however,
                                               --------
     that the foregoing shall not apply to any of the Company's filings with the Commission required to be filed pursuant to
     Section 13(a), 13(c), 14 or 15(d) under the Exchange Act, copies of which will be delivered to you [prior to] being transmitted for filing with the Commission.

          (c) If, at any time when the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters or in the opinion of the Company, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Depositary Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To endeavor to qualify the Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with the review (if any) of the offering of the Depositary Shares by the National Association of Securities Dealers, Inc.; provided that the Company shall not be
                    --------
     obligated to so qualify the Depositary Shares if such qualification requires it to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.

          (e) To make generally available to the Company's security holders as soon as practicable an earning statement covering the twelve-month period ending ________, 1995, that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.


                              VII.

          The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by an Underwriter through you expressly for use therein; provided that the foregoing indemnity
                           --------
agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Depositary Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Depositary Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed
as they are incurred.   In the case of any such separate firm for
the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Depositary Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Depositary Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus bear to the aggregate public offering price of the Depositary Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' obligations to contribute pursuant to this Article VII are several in proportion to their respective underwriting percentages (as defined in the Agreement Among Underwriters) and not joint.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Article VII were determined by pro rata allocation (even if the
                               --- ----
Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or
claim.   Notwithstanding the provisions of this Article VII, no
Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged
omission.   No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Depositary Shares.


                              VIII.

          This Agreement shall be subject to termination by notice given to the Company, if (a) after the execution and delivery of this Agreement and on or prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any equity securities of the Company shall have been suspended on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Depositary Shares on the terms and in the manner contemplated in the Prospectus.


                              IX.

          This Agreement shall become effective upon the later of
(x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration
Statement by the Commission.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Depositary Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Depositary Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Depositary Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Depositary Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in
                                                --------
no event shall the number of Depositary Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Depositary Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Depositary Shares and the aggregate number of Depositary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Depositary Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Depositary Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the
part of any non-defaulting Underwriter or the Company.   In any
such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the
Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than termination of this Agreement pursuant to the preceding paragraph or Article VIII hereof) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that the Company shall have no
                        --------
further liability to any Underwriter except as provided in
Article VII hereof and with respect to the payment of expenses referred to in paragraph (d) of Article VI hereof.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.



                         Very truly yours,

                         RJR NABISCO HOLDINGS CORP.



                         By
                           -------------------------



Accepted, March __, 1994

MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY SHEARSON INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named herein.

By Morgan Stanley & Co. Incorporated



By
  ----------------------------------

                           SCHEDULE I


                                                Number of
                                               Firm Shares
        Underwriter                          To Be Purchased
        -----------                          ---------------

Morgan Stanley & Co. Incorporated ........
Smith Barney Shearson Inc. ...............



                         Total ........
                                               ===========